Exhibit 10o-2

               SECOND ADMINISTRATIVE AMENDMENT
                             TO
                 AMERITECH SENIOR MANAGEMENT
                     SEVERANCE PAY PLAN
  (As Amended and Restated Effective as of January 1, 1992)


     Pursuant to authority reserved to Ameritech
Corporation, the Ameritech Senior Management Severance Pay
Plan (As Amended and Restated Effective as of January 1,
1992) (the "Plan") is hereby amended effective as of January
1, 1995, to delete Section 2 in its entirety and to substitute the following therefor:


                         "SECTION 2


                        Participation

          2.1.      Participation.  The following
individuals shall be Participants in the Plan:

          (a) Any management employee on the active roll of an Employer who has attained any of salary grades CR 1 through 9; and

          (b) Any management employee on the active roll of an Employer who is an attorney who has attained any of salary grades A through D.

          2.2. Cessation of Participation. An employee shall cease to be a Participant in, or have any rights under, the Plan as of the date, if any, prior to a Change in Control on which he ceases to be a member of a class of employees designated as Participants in accordance with subsection 2.1. All employees of an Employer other than the Company shall cease to be Participants in, or have any rights under, the Plan as of the date, if any, on which the Employer ceases to be a Subsidiary prior to a Change in Control."




Dated:    April 3, 1995


                                   AMERITECH CORPORATION


                              By:  /s/ Walter M. Oliver
                                   Senior Vice President -
                                   Human Resources
Concur:

/s/ Thomas P. Hester
Executive Vice President and
General Counsel




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